UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024 (August 8, 2024)

ABRDN GOLD ETF TRUST

(Exact name of registrant as specified in its charter)

New York	001-34441	26-4587209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-7289
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
abrdn Physical Gold Shares ETF	SGOL	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Allocated and Unallocated Account Agreements with Prior Custodian

Effective August 8, 2024, JPMorgan Chase Bank N.A. (“JPMorgan” or the “Former Custodian”) no longer serves as a custodian of the Trust’s gold.

Pursuant to the notice of termination of the allocated and unallocated account agreements with the Former Custodian (the “Former Custody Agreements”) delivered to the Former Custodian, the termination became effective on August 8, 2024, which was the date on which all gold held in the allocated and unallocated accounts governed by the Former Custody Agreements had transferred to the allocated and unallocated accounts governed by the allocated and unallocated account agreements with ICBC Standard Bank Plc (the “New Custodian”). Accordingly, custody of all of the Trust’s gold is now pursuant to the allocated and unallocated account agreements with the New Custodian.

No cost or expense was, or will be, incurred by the Trust or the holders of the abrdn Physical Gold Shares ETF in connection with the termination of the Former Custody Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRDN GOLD ETF TRUST

By: abrdn ETFs Sponsor LLC,
Sponsor of the abrdn Gold ETF Trust

Date: August 14, 2024	By:	/s/Brian Kordeck
Brian Kordeck
Chief Financial Officer and Treasurer*

*	The Registrant is a trust and Mr. Kordeck is signing in his capacities as officer of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.